U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2006

AMERICHIP INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	000-33127	98-0339467
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9282 GENERAL DRIVE, SUITE 100, PLYMOUTH, MI	48170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (734) 207-0338

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2006, AmeriChip International, Inc. amended their Articles as follows:

Article Three is hereby deleted in its entirety and replaced as follows:

The number of shares with $0.001 par value per share that the corporation is authorized to issue is 900 million.

No other changes were made to the Articles of Incorporation.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICHIP INTERNATIONAL INC.

By:  /s/ Marc Walther

Marc Walther
President and Chief Executive Officer

Date: December 26, 2006